Exhibit 99.1

United States Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended August 31, 2020

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$110,665,600
Unrealized Gain (Loss) on Market Value of Futures	14,305,360
Dividend Income	22,624
Interest Income	31,057
ETF Transaction Fees	12,000
Total Income (Loss)	$125,036,641

Expenses
General Partner Management Fees	$197,826
Professional Fees	55,675
Brokerage Commissions	121,026
Directors' Fees and insurance	6,526
NYMEX License Fee	4,946
SEC & FINRA Registration Expense	27,900
Total Expenses	$413,899
Net Income (Loss)	$124,622,742

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 8/1/20	$351,528,155
Withdrawals (8,700,000 Shares)	(114,691,977)
Net Income (Loss)	124,622,742

Net Asset Value End of Month	$361,458,920
Net Asset Value Per Share (25,584,588 Shares)	$14.13

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended August 31, 2020 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596